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News Release

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
March 7, 2022	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637
NYSE: HUN

Huntsman Mails Letter to Shareholders Setting the Record Straight on Starboard’s False and Misleading Statements

Urges Shareholders to Vote “FOR ALL” of Huntsman’s Highly Qualified Director Nominees on the WHITE Proxy Card

THE WOODLANDS, TX – Huntsman Corporation (NYSE: HUN) today announced that it has mailed a letter to shareholders in connection with its upcoming Annual Meeting of Stockholders scheduled for March 25, 2022 (“Annual Meeting”), addressing the false and misleading statements made by Starboard Value LP and urging shareholders to vote the WHITE proxy card “FOR ALL” of Huntsman’s highly qualified directors standing for election. Stockholders of record as of February 1, 2022, will be entitled to vote at the meeting. The Company has also filed an updated investor presentation with the U.S. Securities and Exchange Commission.

In a separate press release issued today, the Company announced updated and increased Adjusted EBITDA guidance for the first quarter 2022.

The letter and updated investor presentation can be found at voteforhuntsman.com or on the investor relations section of the Company’s website. The full text of the letter follows:

Dear Fellow Huntsman Shareholder:

On March 2, 2022, Huntsman published a 52-page investor deck tightly focused on the strength of our refreshed and fit-for-purpose Board of Directors, the success of our ‘value over volume’ portfolio strategy, and the high quality of our investment grade balance sheet that gave us financial flexibility to invest in high-value organic growth projects and acquire higher-margin downstream and differentiated businesses. The successful execution of our long-term strategic plan gave you the most successful year in our history and positioned Huntsman for even more success in 2022 and beyond. You may have already seen our latest press release this morning, March 7, 2022, announcing updated higher expectations for first quarter 2022, which demonstrates the sustainability of our strong execution and momentum coming out of 2021.

Starboard wants you to put all this momentum at risk. They filed a misleading and meandering 238-page presentation that ignores the success of the Huntsman of today and fixates on the Huntsman of yesterday, trying to turn the clock back to our IPO in 2005 while running an unnecessary and value destructive proxy fight against a company that no longer exists. Tellingly, their investor deck references 2008, 2016 and 2018 – years preceding our massive portfolio changes – more than it mentions 2021 and 2022. Starboard then conjures up criticisms of the Huntsman of the past in the desperate hope that some of those outdated and irrelevant criticisms might stick to the wall today.

Starboard takes that tack because the Huntsman of today has completed a comprehensive transformation of its product portfolio and balance sheet and has been steadily delivering record results. And what has Starboard been doing in the industry over the past three years while Huntsman has been delivering significant shareholder value? Starboard was doing just the opposite – destroying shareholder value at GCP Applied Technologies, the only chemical company whose board and senior management they control, generating aggregate TSR of only 17%1 since their initial investment more than two and a half years ago – even after counting a change of control premium from the recent sale of the company2. During that same period, Huntsman delivered for you a TSR of 123%3.

Don’t let Huntsman become the industry’s next GCP Applied Technologies.

Vote “FOR ALL” of Huntsman’s nominees on the WHITE PROXY CARD

Starboard resorts to outdated and misleading metrics that look back to our IPO more than 17 years ago to avoid dealing with our strategic, financial and governance transformation. But most competitors of the Huntsman of 2005 have long since disappeared – many into bankruptcy – while the Huntsman of today is now thriving with its downstream and differentiated portfolio. Starboard simply ignores the past three years and our transformed, value-creating portfolio – the product of meticulous and rigorous evaluation, optimization and fine-tuning – and they are trying to lull you into doing the same.

The “cure” Starboard is touting for a Huntsman that no longer exists is just as old and outdated as the misleading metrics they want you to accept. Jim Gallogly, who ran refining and commodity chemical companies until he retired nearly a decade ago, is being promoted as Starboard’s lead nominee. But Mr. Gallogly never ran a differentiated or downstream chemical business, and he has never developed, manufactured or sold a single product that you will find in the portfolio of the Huntsman of today. Mr. Gallogly’s “commodity mindset” and his outdated experience may have made some shareholders money back in 2010 but add no value to our refreshed board and take us backwards from the value over volume strategy that has delivered record results to all our shareholders today. Starboard’s three other nominees – Susan Schnabel, Sandra Beach Lin and Jeff Smith, Starboard’s CEO –are also vastly inferior to Huntsman’s nominees.

1 Based on volume-weighted average price per GCP share for the 30-trading days ended on the last trading date (November 30, 2021) before news of the Saint Gobain buyout became public

2 Transaction with Saint Gobain announced November 30, 2021

3 Timeframe as of June 6, 2019 through February 25, 2022

Not only is Starboard recycling a stale set of board nominees whose skills may have been useful to Huntsman back in 2005 but are simply irrelevant in 2022, they are recycling the same stale set of “ideas to improve performance” they promoted two years ago when they seized control of the Board of GCP. Starboard has failed to present a single constructive idea or suggestion that Huntsman was not already implementing long before they appeared. Starboard’s eggshell promises of improved performance – every one of which they broke at GCP– just serve to reaffirm the imminent danger this proxy fight presents to the rest of Huntsman’s shareholders.

SETTING THE RECORD STRAIGHT

We want to ensure you have the correct facts before you make important decisions about the future of your investment in Huntsman. Below are just a few examples of Starboard’s misrepresentations and the misinformation they are pushing on you.

MYTH: Starboard claims Huntsman’s record performance this past year was solely a product of the macro environment.

REALITY:

•	Starboard bought into a company they saw executing a long-term strategic portfolio transformation and a high-quality Board refreshment to position itself for significant value creation in the future. Now they want you to ignore the fruits of those long-term efforts – our record results in 2021 and resulting significant stock price out-performance.

•	Not only did we exceed sell-side expectations every quarter since the start of the pandemic – the only one of our peers to do so – but management, overseen by your Board, has generated a five-year TSR of 98%, nearly 13% better than the S&P 500 during the same period[4] and Huntsman’s 21% share price increase since our successful Investor Day in November 2021 beats our next best peer by double digits[5].

•	Starboard wants you to believe that our recent record results and stock price outperformance is attributable to their input and investment but the truth is that Starboard’s investment was simply well-timed. They, like all of our shareholders, are benefiting from overdue market recognition of the successful execution of our long-term strategic business plan.

4 Timeframe of February 25, 2017 through February 25, 2022

5 Eastman

•	Nor were our record results attributable, as Starboard asserts, to a “highly favorable macro environment”. Huntsman’s peers were operating in the same “macro environment” over the past six months and Huntsman’s gains far exceeded those peers. Huntsman’s success is your success.

Myth: Starboard states that it has developed “Specific Operational Improvement Opportunities at Huntsman” that will deliver a 600-basis point improvement in Adjusted EBITDA margins.

Reality:

•	Huntsman has articulated a clear plan to drive Adjusted EBITDA margins to our 2021 Investor Day target of 18-20% by 2024. This plan includes improved margins driven by $240 million of identified cost savings and synergies, half of which have already been delivered ahead of schedule. We have a clear line of sight to an additional 300-350 basis point improvement within 24-36 months from specific and identified business initiatives. Our quantifiable progress to date demonstrates we are on the right path.

•	Starboard’s history of delivering margin improvements in our industry has been a miserable failure. They promised to improve margins at GCP by the same 600 basis points they claim they can achieve at Huntsman but instead delivered more than a 100 basis point decline that left GCP’s shareholders in a measurably worse position than before Starboard seized control.

•	There is no reason to believe that Starboard’s recycled plan for Huntsman will somehow produce a different outcome. The threadbare outline of things they think we should do – buried in the back of their deck at pages 168-169 – betrays a stunning lack of experience and knowledge about our business, and looking at just a few of Starboard’s recommendations reveals the depth of their operational ignorance:

o	Starboard says we need to “significantly reduce contracts where prices are tied to raw material indices.” But if Starboard or its nominees had done their homework, they would already know that more than 90% of our pricing is not tied to raw materials and, for the small number of contracts that are still tied to raw material costs – most of which are long term agreements in highly specialized aerospace and construction markets – Huntsman has aggressively managed those contracts to an average Adjusted EBITDA margin of greater than 20%. Strike One.

o	Starboard says we need to “restructure salesforce compensation to prioritize gross profit or contribution margin rather than revenue.” But Huntsman’s salesforce compensation structure is already based on contribution margin and has been since we exited our commodity businesses some time ago. To be clear, the core of Huntsman’s transformed product portfolio strategy is to grow value not volume so that is exactly what we reward. Strike Two.

o	Finally, Starboard says we ought to “develop a robust R&D screening process” for our product pipeline. Of course, we knew that years ago so we put such a process in place. That is how Huntsman has been so effective in penetrating high-value, growth markets like EV, aerospace, semiconductor and wind, to name a few, in which Starboard’s nominees have no experience. Strike Three.

•	If this was a baseball game, Starboard and its nominees would be out. Through months of direct interactions with us, the incurious Starboard – who ran GCP into the ground – never once asked about our contract pricing or our salesforce compensation structure. We even shared our Investor Day deck with them before presenting it to the markets so Starboard had the benefit of an in-depth preview of the next phase of our value over volume strategy in these high-growth differentiated and new sustainable markets.

•	Moreover, despite acknowledging the criticality of R&D to Huntsman’s continued transformation, Starboard is targeting Dr. Mary Beckerle, whose nationally-recognized expertise in R&D management stands in stark contrast to their nominees’ lack of knowledge and experience in this area, especially Mr. Gallogly, whose history is in the volume-focused and cost-sensitive commodity sector and whose express comment during his interview with our Nominating & Corporate Governance (N&CG) Committee suggested overt suspicion of – if not outright hostility to – R&D expenditures.

MYTH: Starboard claims the refreshment of the Huntsman Board was recent and reactive to Starboard, insufficient in bringing the appropriate skills and experience, and has disenfranchised shareholders.

REALITY:

•	Starboard also stepped into Huntsman in the middle of our long-planned and nearly-completed Board refreshment. Five new directors had been appointed before Starboard announced its position in our stock last September and Huntsman had been discussing the ongoing Board refreshment program publicly since the end of 2017.

•	We repeatedly invited Starboard to share its nominees with us so they could be considered alongside three additional candidates who had already been identified by the same international search firm that brought us Cynthia Egan and Sonia Dulá the year before. But Starboard repeatedly refused to identify their nominees or honestly engage with us – even as we delayed announcing the final stage of the refresh – so the Board ultimately determined to complete the program without them.

•	With the appointments of Curt Espeland, José Muñoz and David Sewell in January, your Board completed a refreshment that started in 2018 and, by the end, included not just the addition of eight new independent directors but also: (1) the creation of an entirely new board committee focused more deeply on Sustainability chaired by Retired Vice Admiral Jan Tighe; (2) a change of all statutory committee chairs – all of whom are highly-qualified women, an important sign of Huntsman’s commitment to diversity but one which Starboard apparently believes must be disrupted – and (3) the pending retirement of four directors as part of the purposeful transition of skillsets and expertise to align with our transformed portfolio and go-forward differentiated and downstream strategy.

MYTH: Starboard is targeting some of your directors with manufactured claims that Huntsman’s Board has exercised poor governance, as demonstrated by a lack of true independence of directors including Dr. Mary Beckerle and Daniele Ferrari, and by the appointment of José Muñoz, who lacks the requisite experience to sit on our Board.

REALITY:

•	Dr. Mary Beckerle brings to your Board extensive executive experience and both direct experience and expertise in R&D and innovation management developed as the long-tenured Chief Executive Officer of a nationally-recognized cancer treatment and research center, a Distinguished Professor of Biology and Oncology Sciences and member of the Johnson & Johnson Board of Directors. She also provides critical historical context and continuity on a refreshed Board gained during 10 years of Audit Committee oversight of balance sheet and portfolio transformation.

o	Starboard’s baseless claim that the Huntsman family’s generosity in underwriting this independent cancer center somehow leaves Dr. Beckerle unable to judiciously oversee Peter Huntsman and the rest of his management team as a board member is an offensive smear on her well-earned reputation as an internationally-recognized scientist and her personal integrity. Peter Huntsman and the rest of the Huntsman family do not control her appointment, compensation or job security. Her success in building and now overseeing a nationally-recognized cancer treatment and research center with more than $1 billion in revenues, $100 million in R&D spending, and over 3,000 personnel speaks for itself and her value to Huntsman’s board.

•	Daniele Ferrari brings to your Board more than 35 years of operating and executive experience in the differentiated chemicals industry. His service at Huntsman more than a decade ago was the springboard for his successful career as CEO of Versalis, one of Europe’s largest chemical companies. At Versalis, Mr. Ferrari executed a complete overhaul of the business and its cost structure, including repositioning its portfolio and repurposing its plants from commodity chemicals to higher value, differentiated and sustainable products. This experience highlights Mr. Ferrari’s value in supporting the similarly successful transformation here at Huntsman. Starboard’s attempt to imagine a conflict based on Mr. Ferrari’s recent appointment as a Senior Advisor to SK Capital falls flat as the sale of Huntsman’s remaining stake in Venator to SK – the sale in which Mr. Ferrari played no role – was completed long before Mr. Ferrari’s appointment at SK.

•	José Muñoz brings to your Board invaluable operational excellence and demonstrated success as a senior executive in the global automotive markets, one of Huntsman’s critical and growing end-markets. Mr. Munoz’s deep expertise in innovation, branding and sustainability developed through international executive roles, including his current role as COO of Hyundai Motor Company, where he is accountable for more than $85 billion in sales. Starboard’s specious speculation about Mr. Munoz’s tenure at Nissan is defamatory and ignores the comprehensive and professional third-party due diligence completed by both Hyundai and Huntsman. Their criticism of Mr. Munoz’s lack of prior public company board experience shows how deeply Starboard is enmeshed, consciously or not, in the “network” that has long prevented highly qualified diverse candidates from being equitably represented on public company boards.

•	Cynthia Egan, our Lead Independent Director and Vice Chair, brings to your Board the perspective of a long-term institutional investor coupled with strong management and financial acumen developed as a senior executive at Fidelity Investment and T. Rowe Price where she was responsible for over 2,900 investment plans with more than 1.5 million participants. Ms. Egan’s career is built on a deep understanding of fiduciary responsibility, having helped fiduciaries of thousands of plans fulfill those responsibilities to their participants, making her the ideal leader of the nine independent directors whose role it is to oversee the Company’s operations and ensure managerial accountability. Ms. Egan’s long-term investor perspective stands in stark contrast to Jeff Smith’s short-term hedge-fund investor mentality driven by an average holding period of ~15-18 months.

Myth: Starboard claims that Jim Gallogly is uniquely qualified to serve on the Board given his impressive record and chemicals expertise.

Reality:

•	While Jim Gallogly may have been a useful director for the Huntsman of more than a decade ago, his commodity skillset and absence from business roles for nearly 10 years (he describes his current occupation as “philanthropy, ranching and private investing”) make him a poor fit for the Huntsman of today. By contrast, our four sitting directors with differentiated/downstream chemicals operations experience, including one targeted for removal by Starboard, have the necessary experience and expertise to continue to oversee Huntsman’s dramatic transformation.

•	While Starboard points to Mr. Gallogly’s success at Lyondell, that success owes more to the “clean slate” that the company’s emergence from bankruptcy provided and the dramatic decline in market prices for its primary raw materials than any managerial skills. In fact, even with these tailwinds, Lyondell’s TSR during Mr. Gallogly’s tenure underperformed its most comparable commodity chemical peer, Westlake.

•	The Board’s decision not to consider adding Mr. Gallogly after its N&CG interviewed him was the end result of a thoughtful process of assessing what perspectives or value he could add to the boardroom. Mr. Gallogly has described himself as having a “commodity mindset” and, with his sole focus on refining, oil and gas and commodity chemicals, he has no meaningful experience in R&D, innovation or bolt-on M&A that are (and have been) the key drivers of our value over volume portfolio transformation.

•	Our N&CG Committee found him surprisingly ill-informed about the Huntsman of today. We also asked ourselves why he left the board of Dupont after two and a half years and the board of Continental Resources after just one and why he has not served on any other board since he retired nearly a decade ago. We wondered why Starboard tried to put him on the Corteva board but then changed their mind and dropped him (and Ms. Schnabel too) from their slate.

•	We also asked ourselves why, given Huntsman’s well-publicized Board refresh and his self-described familiarity and friendship with the Huntsman family, he never approached Huntsman in the past about his apparent interest in serving on your Board rather than aligning himself with Starboard’s proxy contest.

•	Consideration of all these factors led our Board to reject Mr. Gallogly as a candidate and his service would be dramatically inconsistent with the unreserved support Starboard has given for our shift away from commodity chemicals and towards differentiated and downstream products and solutions.

MYTH: Starboard claims Huntsman has failed to deliver on our prior Investor Day commitments.

REALITY:

•	When you properly focus on the businesses we actually own today and not the ones we have divested, Huntsman exceeded its 2016 Investor Day Adjusted EBITDA target and met our 2018 Investor target with record results in 2021, despite the undeniable impact of a global pandemic and supply chain disruptions.

•	Starboard selectively ignores the significant portfolio transformation Huntsman has undergone – the strategic divestment of nearly 40% of our business since 2016 to exit from commodity businesses and the acquisition of targeted, high margin assets – that has optimized our portfolio and now generates sustainable value for shareholders.

•	In particular, Starboard intentionally fails to account for the fact that our prior commitments incorporated the commodity-driven businesses we sold during the relevant performance periods. It was precisely because of the volatility and unpredictability of those businesses that management developed, and your Board piloted, the portfolio transformation strategy that shed those businesses in favor of differentiated and downstream products that are higher-margin and less volatile.

•	Huntsman’s history of delivering on promises for our core businesses stands in stark contrast to Starboard’s convenient failure to acknowledge its abject failure to deliver on the promises and commitments it made at GCP, the only chemical company whose board it ever controlled, where Starboard promised to grow revenue, increase gross margin and reduce SG&A, but failed to deliver on each and every one of those promises.

MYTH: Starboard claims Huntsman rejected higher offers and sold its Venator stake at “fire sale” price, bringing in $140 million compared to the promise of $1 billion.

REALITY:

•	Huntsman’s separation and monetization of its commodity pigments business, which began with the IPO of Venator Materials in June 2017 at $20 per share, continued with a secondary public offering in December 2017 at $22.50 per share, and ended with a private sale of the balance of its holdings worth another $250 million in August 2020, represented one of the industry’s most lucrative and successful market exits. Huntsman recognized total proceeds of $2.6 billion out of a business whose total market capitalization is just over $200 million today.

•	Notably, the $2.6 billion in value Huntsman secured in its exit from Venator includes a $665 million cash award we won in an AAA arbitration against Albemarle – as the current owner of a company that defrauded us when we bought from them certain Venator assets. We purposefully retained this claim in the Venator separation and then relentlessly pursued it, securing a ruling that Albemarle and senior executives at Rockwood Holdings had defrauded Huntsman by repeatedly intentionally and willfully concealing material information.

•	Notably absent from Starboard’s self-serving version of the Venator story is the fact that the arbitration panel of three former federal judges concluded that four of Rockwood’s most senior executives, including Andrew Ross, a Starboard-handpicked director at GCP, and Michael Valente, GCP’s board-appointed General Counsel, were both active participants in the fraud against Huntsman, facts that were publicly known or easily obtained at the time Starboard elected to appoint them at GCP. Both Mr. Ross, a member of GCP’s Audit Committee, and Mr. Valente, GCP’s Chief Ethics Officer, are still serving at GCP today, long after the ruling was disclosed.

Your significantly refreshed Board has overseen the aggressive and successful transformation of Huntsman’s portfolio and the enhancement of the Company’s financial profile. Starboard’s campaign is unnecessary, unwise and risks destroying the substantial and accelerating momentum Huntsman has accumulated coming out of a record year. Their campaign is based on a web of myths that are either simply untrue or do not reflect today’s Huntsman; sadly, Starboard and its nominees are waging a fight with a company that no longer exists and putting your investment at significant risk.

We urge you to not be distracted by Starboard’s false claims and misconceptions in their attempt to disrupt the shareholder value-creating strategy upon which your Board and management are executing. Protect the value of your investment and vote the WHITE proxy card today “FOR ALL” of Huntsman’s highly qualified nominees TODAY.

We appreciate your continued support.

Sincerely,

Peter Huntsman

Chairman, President and Chief Executive Officer

Cynthia Egan

Lead Independent Director and Non-Executive Vice Chair

Advisors:

BofA Securities and Moelis & Company LLC are serving as financial advisors to Huntsman. Kirkland & Ellis LLP is serving as legal advisor to Huntsman.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2021 revenues of approximately $8 billion. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 70 manufacturing, R&D and operations facilities in approximately 30 countries and employ approximately 9,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company's website at www.huntsman.com.

Social Media:

Twitter: www.twitter.com/Huntsman_Corp
Facebook: www.facebook.com/huntsmancorp
LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, financial targets, strategies, future events, future revenue or performance, capital expenditures, plans or intentions relating to acquisitions, divestitures or strategic transactions, including the review of the Textile Effects Division, business trends and any other information that is not historical information. When used in this press release, the words "estimates," "expects," "anticipates," "likely," "projects," "outlook," "plans," "intends," "believes," "forecasts," "targets," or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company's operations, markets, products, prices and other factors as discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"). In addition, there can be no assurance that the review of the Textile Effects Division will result in one or more transactions or other strategic change or outcome. Significant risks and uncertainties may relate to, but are not limited to, ongoing impact of COVID-19 on our operations and financial results, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, timing of proposed transactions, reorganization or restructuring of the Company's operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company's businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Contacts:

Investors

Ivan Marcuse

VP, Investor Relations

Huntsman Corporation

(281) 719-4637

Or

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

(212) 750-5833

Media

Gary Chapman

Huntsman Corporation

(281) 719-4324

Or

Steve Frankel / Meaghan Repko / Clayton Erwin

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Don’t let Huntsman become the industry’s next GCP Applied Technologies. Vote “FOR ALL” of Huntsman’s nominees on the WHITE PROXY CARD. March 7, 2022 Dear Fellow Huntsman Shareholder: On March 2, 2022, Huntsman published a 52-page investor deck tightly focused on the strength of our refreshed and fit-for-purpose Board of Directors, the success of our ‘value over volume’ portfolio strategy, and the high quality of our investment grade balance sheet that gave us financial flexibility to invest in high-value organic growth projects and acquire higher-margin downstream and differentiated businesses. The successful execution of our long-term strategic plan gave you the most successful year in our history and positioned Huntsman for even more success in 2022 and beyond. You may have already seen our latest press release this morning, March 7, 2022, announcing updated higher expectations for first quarter 2022, which demonstrates the sustainability of our strong execution and momentum coming out of 2021. Starboard wants you to put all this momentum at risk. They filed a misleading and meandering 238-page presentation that ignores the success of the Huntsman of today and fixates on the Huntsman of yesterday, trying to turn the clock back to our IPO in 2005 while running an unnecessary and value destructive proxy fight against a company that no longer exists. Tellingly, their investor deck references 2008, 2016 and 2018 — years preceding our massive portfolio changes — more than it mentions 2021 and 2022. Starboard then conjures up criticisms of the Huntsman of the past in the desperate hope that some of those outdated and irrelevant criticisms might stick to the wall today. Starboard takes that tack because the Huntsman of today has completed a comprehensive transformation of its product portfolio and balance sheet and has been steadily delivering record results. And what has Starboard been doing in the industry over the past three years while Huntsman has been delivering significant shareholder value? Starboard was doing just the opposite — destroying shareholder value at GCP Applied Technologies, the only chemical company whose board and senior management they control, generating aggregate TSR of only 17%1 since their initial investment more than two and a half years ago — even after counting a change of control premium from the recent sale of the company2. During that same period, Huntsman delivered for you a TSR of 123%3. Starboard resorts to outdated and misleading metrics that look back to our IPO more than 17 years ago to avoid dealing with our strategic, financial and governance transformation. But most competitors of the Huntsman of 2005 have long since disappeared — many into bankruptcy — while the Huntsman of today is now thriving with its downstream and differentiated portfolio. Starboard simply ignores the past three years and our transformed, value- creating portfolio — the product of meticulous and rigorous evaluation, optimization and fine-tuning — and they are trying to lull you into doing the same.

The “cure” Starboard is touting for a Huntsman that no longer exists is just as old and outdated as the misleading metrics they want you to accept. Jim Gallogly, who ran refining and commodity chemical companies until he retired nearly a decade ago, is being promoted as Starboard’s lead nominee. But Mr. Gallogly never ran a differentiated or downstream chemical business, and he has never developed, manufactured or sold a single product that you will find in the portfolio of the Huntsman of today. Mr. Gallogly’s “commodity mindset” and his outdated experience may have made some shareholders money back in 2010 but add no value to our refreshed board and take us backwards from the value over volume strategy that has delivered record results to all our shareholders today. Starboard’s three other nominees — Susan Schnabel, Sandra Beach Lin and Jeff Smith, Starboard’s CEO —are also vastly inferior to Huntsman’s nominees. Not only is Starboard recycling a stale set of board nominees whose skills may have been useful to Huntsman back in 2005 but are simply irrelevant in 2022, they are recycling the same stale set of “ideas to improve performance” they promoted two years ago when they seized control of the Board of GCP. Starboard has failed to present a single constructive idea or suggestion that Huntsman was not already implementing long before they appeared. Starboard’s eggshell promises of improved performance — every one of which they broke at GCP— just serve to reaffirm the imminent danger this proxy fight presents to the rest of Huntsman’s shareholders. SETTING THE RECORD STRAIGHT We want to ensure you have the correct facts before you make important decisions about the future of your investment in Huntsman. Below are just a few examples of Starboard’s misrepresentations and the misinformation they are pushing on you. Reject Starboard and vote “FOR ALL” of Huntsman’s nominees on the WHITE proxy card. Starboard Myth Starboard claims Huntsman’s record performance this past year was solely a product of the macro environment. HUNTSMAN REALITY Starboard bought into a company they saw executing a long-term strategic portfolio transformation and a high- quality Board refreshment to position itself for significant value creation in the future. Now they want you to ignore the fruits of those long-term efforts — our record results in 2021 and resulting significant stock price out- performance. Not only did we exceed sell-side expectations every quarter since the start of the pandemic — the only one of our peers to do so — but management, overseen by your Board, has generated a five-year TSR of 98%, nearly 13% better than the S&P 500 during the same period4 and Huntsman’s 21% share price increase since our successful Investor Day in November 2021 beats our next best peer by double digits5. Starboard wants you to believe that our recent record results and stock price outperformance is attributable to their input and investment but the truth is that Starboard’s investment was simply well-timed. They, like all of our shareholders, are benefiting from overdue market recognition of the successful execution of our long-term strategic business plan. Nor were our record results attributable, as Starboard asserts, to a “highly favorable macro environment”. Huntsman’s peers were operating in the same “macro environment” over the past six months and Huntsman’s gains far exceeded those peers. Huntsman’s success is your success.

Starboard Myth Starboard states that it has developed “Specific Operational Improvement Opportunities at Huntsman” that will deliver a 600-basis point improvement in Adjusted EBITDA margins. HUNTSMAN REALITY Huntsman has articulated a clear plan to drive Adjusted EBITDA margins to our 2021 Investor Day target of 18-20% by 2024. This plan includes improved margins driven by $240 million of identified cost savings and synergies, half of which have already been delivered ahead of schedule. We have a clear line of sight to an additional 300-350 basis point improvement within 24-36 months from specific and identified business initiatives. Our quantifiable progress to date demonstrates we are on the right path. Starboard’s history of delivering margin improvements in our industry has been a miserable failure. They promised to improve margins at GCP by the same 600 basis points they claim they can achieve at Huntsman but instead delivered more than a 100 basis point decline that left GCP’s shareholders in a measurably worse position than before Starboard seized control. There is no reason to believe that Starboard’s recycled plan for Huntsman will somehow produce a different outcome. The threadbare outline of things they think we should do — buried in the back of their deck at pages 168-169 — betrays a stunning lack of experience and knowledge about our business, and looking at just a few of Starboard’s recommendations reveals the depth of their operational ignorance: • Starboard says we need to “significantly reduce contracts where prices are tied to raw material indices.” But if Starboard or its nominees had done their homework, they would already know that more than 90% of our pricing is not tied to raw materials and, for the small number of contracts that are still tied to raw material costs — most of which are long term agreements in highly specialized aerospace and construction markets — Huntsman has aggressively managed those contracts to an average Adjusted EBITDA margin of greater than 20%. STRIKE ONE. • Starboard says we need to “restructure salesforce compensation to prioritize gross profit or contribution margin rather than revenue.” But Huntsman’s salesforce compensation structure is already based on contribution margin and has been since we exited our commodity businesses some time ago. To be clear, the core of Huntsman’s transformed product portfolio strategy is to grow value not volume so that is exactly what we reward. STRIKE TWO. • Finally, Starboard says we ought to “develop a robust R&D screening process” for our product pipeline. Of course, we knew that years ago so we put such a process in place. That is how Huntsman has been so effective in penetrating high- value, growth markets like EV, aerospace, semiconductor and wind, to name a few, in which Starboard’s nominees have no experience. STRIKE THREE. If this was a baseball game, Starboard and its nominees would be out. Through months of direct interactions with us, the incurious Starboard — who ran GCP into the ground — never once asked about our contract pricing or our salesforce compensation structure. We even shared our Investor Day deck with them before presenting it to the markets so Starboard had the benefit of an in-depth preview of the next phase of our value over volume strategy in these high- growth differentiated and new sustainable markets. Moreover, despite acknowledging the criticality of R&D to Huntsman’s continued transformation, Starboard is targeting Dr. Mary Beckerle, whose nationally-recognized expertise in R&D management stands in stark contrast to their nominees’ lack of knowledge and experience in this area, especially Mr. Gallogly, whose history is in the volume-focused and cost-sensitive commodity sector and whose express comment during his interview with our Nominating & Corporate Governance (N&CG) Committee suggested overt suspicion of — if not outright hostility to — R&D expenditures. Reject Starboard and vote “FOR ALL” of Huntsman’s nominees on the WHITE proxy card. Reject Starboard and vote “FOR ALL” of Huntsman’s nominees on the WHITE proxy card.

Vote “FOR ALL” of Huntsman’s nominees on the WHITE PROXY CARD. Starboard Myth Starboard claims the refreshment of the Huntsman Board was recent and reactive to Starboard, insufficient in bringing the appropriate skills and experience, and has disenfranchised shareholders. HUNTSMAN REALITY Starboard also stepped into Huntsman in the middle of our long-planned and nearly-completed Board refreshment. Five new directors had been appointed before Starboard announced its position in our stock last September and Huntsman had been discussing the ongoing Board refreshment program publicly since the end of 2017. We repeatedly invited Starboard to share its nominees with us so they could be considered alongside three additional candidates who had already been identified by the same international search firm that brought us Cynthia Egan and Sonia Dulá the year before. But Starboard repeatedly refused to identify their nominees or honestly engage with us — even as we delayed announcing the final stage of the refresh — so the Board ultimately determined to complete the program without them. With the appointments of Curt Espeland, José Muñoz and David Sewell in January, your Board completed a refreshment that started in 2018 and, by the end, included not just the addition of eight new independent directors but also: (1) the creation of an entirely new board committee focused more deeply on Sustainability chaired by Retired Vice Admiral Jan Tighe; (2) a change of all statutory committee chairs — all of whom are highly-qualified women, an important sign of Huntsman’s commitment to diversity but one which Starboard apparently believes must be disrupted — and (3) the pending retirement of four directors as part of the purposeful transition of skillsets and expertise to align with our transformed portfolio and go-forward differentiated and downstream strategy.

Starboard Myth Starboard is targeting some of your directors with manufactured claims that Huntsman’s Board has exercised poor governance, as demonstrated by a lack of true independence of directors including Dr. Mary Beckerle and Daniele Ferrari, and by the appointment of José Muñoz, who lacks the requisite experience to sit on our Board. HUNTSMAN REALITY Dr. Mary Beckerle brings to your Board extensive executive experience and both direct experience and expertise in R&D and innovation management developed as the long-tenured Chief Executive Officer of a nationally-recognized cancer treatment and research center, a Distinguished Professor of Biology and Oncology Sciences, and member of the Johnson & Johnson Board of Directors. She also provides critical historical context and continuity on a refreshed Board gained during 10 years of Audit Committee oversight of balance sheet and portfolio transformation. • Starboard’s baseless claim that the Huntsman family’s generosity in underwriting this independent cancer center somehow leaves Dr. Beckerle unable to judiciously oversee Peter Huntsman and the rest of his management team as a board member is an offensive smear on her well-earned reputation as an internationally-recognized scientist and her personal integrity. Peter Huntsman and the rest of the Huntsman family do not control her appointment, compensation or job security. Her success in building and now overseeing a nationally-recognized cancer treatment and research center with more than $1 billion in revenues, $100 million in R&D spending, and over 3,000 personnel speaks for itself and her value to Huntsman’s board. Daniele Ferrari brings to your Board more than 35 years of operating and executive experience in the differentiated chemicals industry. His service at Huntsman more than a decade ago was the springboard for his successful career as CEO of Versalis, one of Europe’s largest chemical companies. At Versalis, Mr. Ferrari executed a complete overhaul of the business and its cost structure, including repositioning its portfolio and repurposing its plants from commodity chemicals to higher value, differentiated and sustainable products. This experience highlights Mr. Ferrari’s value in supporting the similarly successful transformation here at Huntsman. Starboard’s attempt to imagine a conflict based on Mr. Ferrari’s recent appointment as a Senior Advisor to SK Capital falls flat as the sale of Huntsman’s remaining stake in Venator to SK — the sale in which Mr. Ferrari played no role — was completed long before Mr. Ferrari’s appointment at SK. José Muñoz brings to your Board invaluable operational excellence and demonstrated success as a senior executive in the global automotive markets, one of Huntsman’s critical and growing end-markets. Mr. Munoz’s deep expertise in innovation, branding and sustainability developed through international executive roles, including his current role as COO of Hyundai Motor Company, where he is accountable for more than $85 billion in sales. Starboard’s specious speculation about Mr. Munoz’s tenure at Nissan is defamatory and ignores the comprehensive and professional third-party due diligence completed by both Hyundai and Huntsman. Their criticism of Mr. Munoz’s lack of prior public company board experience shows how deeply Starboard is enmeshed, consciously or not, in the “network” that has long prevented highly qualified diverse candidates from being equitably represented on public company boards. Cynthia Egan, our Lead Independent Director and Vice Chair, brings to your Board the perspective of a long-term institutional investor coupled with strong management and financial acumen developed as a senior executive at Fidelity Investment and T. Rowe Price where she was responsible for over 2,900 investment plans with more than 1.5 million participants. Ms. Egan’s career is built on a deep understanding of fiduciary responsibility, having helped fiduciaries of thousands of plans fulfill those responsibilities to their participants, making her the ideal leader of the nine independent directors whose role it is to oversee the Company’s operations and ensure managerial accountability. Ms. Egan’s long-term investor perspective stands in stark contrast to Jeff Smith’s short-term hedge-fund investor mentality driven by an average holding period of ~15-18 months. Reject Starboard and vote “FOR ALL” of Huntsman’s nominees on the WHITE proxy card.

Starboard Myth Starboard claims Huntsman has failed to deliver on our prior Investor Day commitments. HUNTSMAN REALITY When you properly focus on the businesses we actually own today and not the ones we have divested, Huntsman exceeded its 2016 Investor Day Adjusted EBITDA target and met our 2018 Investor target with record results in 2021, despite the undeniable impact of a global pandemic and supply chain disruptions. Starboard selectively ignores the significant portfolio transformation Huntsman has undergone — the strategic divestment of nearly 40% of our business since 2016 to exit from commodity businesses and the acquisition of targeted, high margin assets — that has optimized our portfolio and now generates sustainable value for shareholders. In particular, Starboard intentionally fails to account for the fact that our prior commitments incorporated the commodity-driven businesses we sold during the relevant performance periods. It was precisely because of the volatility and unpredictability of those businesses that management developed, and your Board piloted, the portfolio transformation strategy that shed those businesses in favor of differentiated and downstream products that are higher-margin and less volatile. Huntsman’s history of delivering on promises for our core businesses stands in stark contrast to Starboard’s convenient failure to acknowledge its abject failure to deliver on the promises and commitments it made at GCP, the only chemical company whose board it ever controlled, where Starboard promised to grow revenue, increase gross margin and reduce SG&A, but failed to deliver on each and every one of those promises. Starboard Myth Starboard claims that Jim Gallogly is uniquely qualified to serve on the Board given his impressive record and chemicals expertise. HUNTSMAN REALITY While Jim Gallogly may have been a useful director for the Huntsman of more than a decade ago, his commodity skillset and absence from business roles for nearly 10 years (he describes his current occupation as “philanthropy, ranching and private investing”) make him a poor fit for the Huntsman of today. By contrast, our four sitting directors with differentiated/downstream chemicals operations experience, including one targeted for removal by Starboard, have the necessary experience and expertise to continue to oversee Huntsman’s dramatic transformation. While Starboard points to Mr. Gallogly’s success at Lyondell, that success owes more to the “clean slate” that the company’s emergence from bankruptcy provided and the dramatic decline in market prices for its primary raw materials than any managerial skills. In fact, even with these tailwinds, Lyondell’s TSR during Mr. Gallogly’s tenure underperformed its most comparable commodity chemical peer, Westlake. The Board’s decision not to consider adding Mr. Gallogly after its N&CG interviewed him was the end result of a thoughtful process of assessing what perspectives or value he could add to the boardroom. Mr. Gallogly has described himself as having a “commodity mindset” and, with his sole focus on refining, oil and gas and commodity chemicals, he has no meaningful experience in R&D, innovation or bolt-on M&A that are (and have been) the key drivers of our value over volume portfolio transformation. Our N&CG Committee found him surprisingly ill-informed about the Huntsman of today. We also asked ourselves why he left the board of Dupont after two and a half years and the board of Continental Resources after just one and why he has not served on any other board since he retired nearly a decade ago. We wondered why Starboard tried to put him on the Corteva board but then changed their mind and dropped him (and Ms. Schnabel too) from their slate. We also asked ourselves why, given Huntsman’s well-publicized Board refresh and his self-described familiarity and friendship with the Huntsman family, he never approached Huntsman in the past about his apparent interest in serving on your Board rather than aligning himself with Starboard’s proxy contest. Consideration of all these factors led our Board to reject Mr. Gallogly as a candidate and his service would be dramatically inconsistent with the unreserved support Starboard has given for our shift away from commodity chemicals and towards differentiated and downstream products and solutions.

Your significantly refreshed Board has overseen the aggressive and successful transformation of Huntsman’s portfolio and the enhancement of the Company’s financial profile. Starboard’s campaign is unnecessary, unwise and risks destroying the substantial and accelerating momentum Huntsman has accumulated coming out of a record year. Their campaign is based on a web of myths that are either simply untrue or do not reflect today’s Huntsman; sadly, Starboard and its nominees are waging a fight with a company that no longer exists and putting your investment at significant risk. We urge you to not be distracted by Starboard’s false claims and misconceptions in their attempt to disrupt the shareholder value-creating strategy upon which your Board and management are executing. Protect the value of your investment and vote the WHITE proxy card today “FOR ALL” of Huntsman’s highly qualified nominees TODAY. We appreciate your continued support. Sincerely, PETER HUNTSMAN Chairman, President and Chief Executive Officer CYNTHIA EGAN Lead Independent Director and Non-Executive Vice Chair Starboard Myth Starboard claims Huntsman rejected higher offers and sold its Venator stake at “fire sale” price, bringing in $140 million compared to the promise of $1 billion. HUNTSMAN REALITY Huntsman’s separation and monetization of its commodity pigments business, which began with the IPO of Venator Materials in June 2017 at $20 per share, continued with a secondary public offering in December 2017 at $22.50 per share, and ended with a private sale of the balance of its holdings worth another $250 million in August 2020, represented one of the industry’s most lucrative and successful market exits. Huntsman recognized total proceeds of $2.6 billion out of a business whose total market capitalization is just over $200 million today. Notably, the $2.6 billion in value Huntsman secured in its exit from Venator includes a $665 million cash award we won in an AAA arbitration against Albemarle — as the current owner of a company that defrauded us when we bought from them certain Venator assets. We purposefully retained this claim in the Venator separation and then relentlessly pursued it, securing a ruling that Albemarle and senior executives at Rockwood Holdings had defrauded Huntsman by repeatedly intentionally and willfully concealing material information. Notably absent from Starboard’s self-serving version of the Venator story is the fact that the arbitration panel of three former federal judges concluded that four of Rockwood’s most senior executives, including Andrew Ross, a Starboard-handpicked director at GCP, and Michael Valente, GCP’s board-appointed General Counsel, were both active participants in the fraud against Huntsman, facts that were publicly known or easily obtained at the time Starboard elected to appoint them at GCP. Both Mr. Ross, a member of GCP’s Audit Committee, and Mr. Valente, GCP’s Chief Ethics Officer, are still serving at GCP today, long after the ruling was disclosed. Reject Starboard and vote “FOR ALL” of Huntsman’s nominees on the WHITE proxy card.

1 Based on volume-weighted average price per GCP share for the 30-trading days ended on the last trading date (November 30, 2021) before news of the Saint Gobain buyout became public 2 Transaction with Saint Gobain announced November 30, 2021 3 Timeframe as of June 6, 2019 through February 25, 2022 4 Timeframe of February 25, 2017 through February 25, 2022 5 Eastman Forward-Looking Statements: This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, financial targets, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, divestitures or strategic transactions, including the review of the Textile Effects Division, business trends and any other information that is not historical information. When used in this communication, the words “estimates,” “expects,” “anticipates,” “likely,” “projects,” “outlook,” “plans,” “intends,” “believes,” “forecasts,” “targets,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company’s operations, markets, products, prices and other factors as discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). In addition, there can be no assurance that the review of the Textile Effects Division will result in one or more transactions or other strategic change or outcome. Significant risks and uncertainties may relate to, but are not limited to, ongoing impact of COVID-19 on our operations and financial results, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, timing of proposed transactions, reorganization or restructuring of the Company’s operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company’s businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Additional Information and Where to Find It: The Company has filed a definitive proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). The Company’s shareholders are strongly encouraged to read the definitive proxy statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety because they will contain important information. The Company’s shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.huntsman.com. Certain Information Regarding Participants: The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2022 Annual Meeting. Information about the Company’s directors and executive officers is available in the definitive proxy statement filed with the SEC on February 17, 2022 with respect to the 2022 Annual Meeting and, with respect to directors and executive officers appointed following such date, will be available in certain of the Company’s other SEC filings made subsequent to the date of the definitive proxy statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the definitive proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Please vote your shares by telephone or by Internet TODAY, by following the simple instructions on the WHITE proxy card. If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies: Innisfree M&A Incorporated Shareholders may call toll-free: 1 (877) 750-0926 Remember, please do not vote using any blue card you may receive from Starboard. Use only the WHITE proxy card to vote TODAY for all of Huntsman’s highly qualified director nominees.

News Release

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
March 7, 2022	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637
NYSE: HUN

Huntsman Updates Its First Quarter 2022 Outlook and

Comments On Its Recent Credit Rating Upgrade

THE WOODLANDS, TX – Management of Huntsman Corporation (NYSE: HUN) is participating in several investor meetings in the coming weeks and intends to provide the following updated guidance for the first quarter 2022:

Following a review of February results and the developing business trends in March, management now expects first quarter 2022 adjusted EBITDA to be at or even above the high end of the previously communicated range of $350 million to $380 million. Adjusted EBITDA margin for the first quarter is trending to 17% even in the face of significant energy cost escalation in Europe.

The stronger updated outlook is primarily driven by continued momentum in the Performance Products segment and to a lesser degree in Advanced Materials. In the Polyurethanes segment, headwinds in the European region are being offset by strength in North America and Asia.

Peter Huntsman, Chairman of the Board, President and CEO, commented: “The multi-year transformation of our portfolio combined with relentless pricing and cost execution are allowing all of our businesses to perform well despite macro headwinds in Europe. Furthermore, late last week we received an upgrade from Fitch Ratings to ‘BBB’ from ‘BBB-’ further validating our overall financial profile, underlying business strength and clear strategy.  I look forward to discussing our continued momentum on the heels of our record 2021 results with shareholders, investors, and analysts in the coming weeks."

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2021 revenues of approximately $8 billion. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 70 manufacturing, R&D and operations facilities in approximately 30 countries and employ approximately 9,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company's website at www.huntsman.com.

Social Media:

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LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, financial targets, strategies, future events, future revenue or performance, capital expenditures, plans or intentions relating to acquisitions, divestitures or strategic transactions, including the review of the Textile Effects Division, business trends and any other information that is not historical information. When used in this press release, the words "estimates," "expects," "anticipates," "likely," "projects," "outlook," "plans," "intends," "believes," "forecasts," "targets," or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company's operations, markets, products, prices and other factors as discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"). In addition, there can be no assurance that the review of the Textile Effects Division will result in one or more transactions or other strategic change or outcome. Significant risks and uncertainties may relate to, but are not limited to, ongoing impact of COVID-19 on our operations and financial results, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, timing of proposed transactions, reorganization or restructuring of the Company's operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company's businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.